EXHIBIT 10.59

                           CONVERTIBLE PROMISSORY NOTE
                                       AND
                                     PLEDGE


U.S. $400,000.00                                                   May 15, 1997

        FOR VALUE RECEIVED, Yellow Stone Fuels, Corp. an Ontario corporation, (Borrower or YFC) promises to pay U.S. ENERGY CORP., a Wyoming corporation, and CRESTED CORP., a Colorado corporation, or order (Note Holder or USECC), the principal sum of U.S. $400,000.00 with interest on the unpaid principal balance from the date of this Note until December 31, 1998, at the rate of 10% per annum. Principal and interest shall be payable at 877 North 8th West, Riverton, Wyoming 82501, or such other place as Note Holder may designate.

        Borrower currently is indebted to USECC in the amount of $249,779.29. USECC agrees to advance an additional $150,220.71 or a total of $400,000.00. These advances are subject to the terms of this Promissory Note. Payments received for application to this Note shall be applied to accrued interest first, and the balance applied in reduction to the principal amount hereof.

        Borrower may prepay in cash, the principal amount and accrued interest outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments.

        In lieu of paying the Note in cash on or before its maturity date, the Borrower shall have the following election:

               (i) to convert, at any time, all or any outstanding principal amount of the Note, and interest accrued thereon to date of conversion, into shares of the Borrower's common stock at the rate of one share for each $1.00 of such principal and accrued interest;

               (ii) PROVIDED HOWEVER, that the Borrower cannot elect such conversion in paragraph (i) above unless and until it has acquired an amount at least equal to such aggregate conversion amount either through the sale of equity or as a result of income from operations; and

               (iii) PROVIDED FURTHER, that if such Note and accrued interest has not been paid in full through either (i) and/or (ii) above by December 31, 1998, such unpaid balance will be automatically converted into that number of shares of the Borrower's common stock when added to the number of shares of Borrower's common stock theretofore owned by Holders shall equal 51% of Borrower's then outstanding common stock.



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                                                                   EXHIBIT 10.59

        Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor or protest, and they hereby agree to any extensions of time of payment or partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

        Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. Mail, addressed to Borrower at Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to Note Holder shall be in writing and shall be given and be given and be effective upon (1) delivery to Note Holder or
(2) by mailing such notice by first-class U.S. Mail, to Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

        The  indebtedness  evidenced  by this  Note is  secured  by a pledge  of
Borrower's   ownership   interest  in  Yellow  Stone  Fuels,   Inc.,  a  Wyoming
corporation.

                                                 YELLOW STONE FUELS, CORP.
                                                 an Ontario corporation

                                                 By:     /S/ MARK J. LARSEN
                                                    ---------------------------
                                                 Its   President


Borrower's Address
877 North 8th West
Riverton, WY  82501



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